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                                                                   Exhibit 99.10


          1998 EETC RESTRUCTURING AND FORBEARANCE TERM SHEET AGREEMENT
          ------------------------------------------------------------

     This 1998 EETC Restructuring and Forbearance Term Sheet Agreement (this "TERM SHEET") reflects the conditional agreement of the parties hereto regarding the primary terms for the restructuring of the 1998 EETC transaction (the "1998 EETC TRANSACTION") involving ATLAS AIR, INC., ("ATLAS" or the "COMPANY") and the holders of the A Certificates referred to below (each an "A HOLDER" and collectively, the "A HOLDERS") pursuant to a pre-negotiated case under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE").

                                   BACKGROUND
                                   ----------

     A. The A Holders hold 1998 7.38% Atlas Air Pass Through Certificates(1)/, Series A (the "A CERTIFICATES") issued pursuant to that certain Pass Through Trust Agreement dated as of February 9, 1998, between the Company and Wilmington Trust Company ("WTC") as Pass Through Trustee for the Atlas Air Pass Through Trust 1998-1A. The A Holders that are signatories hereto hold collectively more than 50% of the Fractional Undivided Interests of the Class A Certificates in the 1998 EETC Transaction.


     B. With respect to the 1998 EETC Transaction, reference is also made to (i) those certain Lease Agreements (the "LEASES") between Owner Trustee, as Lessor, and Atlas, as Lessee, relating to each of the Leased Aircraft, (ii) those certain Trust Indentures and Mortgages (the "LEASE INDENTURES"), between Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, National Association), in its capacity as Owner Trustee ("OWNER TRUSTEE") and WTC, as Mortgagee, pursuant to which Owner Trustee issued the Equipment Notes relating to the Leased Aircraft (the "LEASED EQUIPMENT NOTES"), (iii) that certain Trust Indenture and Mortgage (the "OWNED INDENTURE," and together with the Leased Indenture, the "INDENTURES"), between the Company and WTC, as Mortgagee, pursuant to which the Company issued the Equipment Notes relating to the Owned Aircraft (the "OWNED EQUIPMENT NOTES," and together with the Leased Equipment Notes, the "EQUIPMENT NOTES"), including the Class A Equipment Notes (the "A EQUIPMENT NOTES"), the Class B Equipment Notes and the Class C Equipment Notes, and (iv) that certain Intercreditor Agreement dated as of February 9, 1998, (the "INTERCREDITOR AGREEMENT"), among WTC, as Pass Through Trustee, the Liquidity Providers party thereto and WTC, as Subordination Agent and Trustee. Unless otherwise defined herein, capitalized terms used in this Term Sheet shall have the definitions assigned to them in the Intercreditor Agreement, the Leases or the Indentures, as applicable.



--------------------
     (1)/ Contemporaneously with this Term Sheet, substantially similar term sheets (the "1999 AND 2000 TERM SHEETS") are being executed concerning the Atlas 1999 and 2000 EETC Transactions (and together with the 1998 EETC Transaction, the "EETC TRANSACTIONS").


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     C. Atlas has entered into transactions similar to those described in
Paragraph A above concerning the Atlas 1999 and 2000 EETC Transactions. Atlas acknowledges that (i) Lease Events of Default and Indenture Events of Default occurred in July, 2003 as a result of Atlas' failure to pay in full the scheduled Lease payments with respect to each of such EETC Transactions, (ii) a Performing Note Deficiency exists, and (iii) Atlas anticipates that it will not be able to make all of the payments that it is obligated to make on the next Regular Distribution Date, January 2, 2004, and subsequent Regular Distribution Dates under each of the EETC Transactions. As a result, in conjunction with the Program (as defined below), Atlas has requested a comprehensive restructuring of all its obligations with respect to the EETC transactions.

     D. Pursuant to the Intercreditor Agreement, the Class A Trustee is the Controlling Party and, after the occurrence and during the continuance of an Indenture Event of Default which has not been cured by the applicable Owner Trustee or Owner Participant, the Mortgagee will be directed in taking any action under the Indentures or with respect to the Equipment Notes by the Controlling Party. Pursuant to the Class A Trust Agreement, and subject to the limitations therein, the Class A Trustee will consent to any amendment or other action as the Controlling Party as it is directed to take by the holders of Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust.

     E. In connection with a comprehensive restructuring being proposed by the Company and certain of its affiliates (the "PROGRAM") with respect to their debt and lease obligations, Atlas and the A Holders have entered into a Forbearance Agreement Relating to 1998 EETC dated July 2, 2003, as amended on August 29, 2003, by Amendment to Forbearance Agreement Relating to 1998 EETC (as amended, the "FORBEARANCE AGREEMENT"). Atlas has requested the A Holders enter into (i) a further amendment and extension of the Forbearance Agreement and (ii) this Term Sheet regarding amendments to the Equipment Notes, the Indentures, the Leases and related documents (collectively, the "EETC DOCUMENTS"). Atlas has also requested the A Holders to agree to take all reasonable actions necessary or advisable to amend or cause or direct the amendment of the EETC Documents as provided herein. As used in this Term Sheet, the phrase "TAKE ALL A HOLDER ACTION" shall mean that A Holders shall vote and take all other reasonable actions necessary to direct Depository Trust Company and WTC, Pass Through Trustee, as Controlling Party, to instruct the Subordination Agent, as holder of the Equipment Notes, to vote all such notes for, and direct the Mortgagee to take, the specified action to effectuate the restructuring contemplated herein, provided that (i) it is understood that, for such purpose the A Holders shall not be required to provide to any trustee or agent any joint and several indemnities or any other indemnities that are not deemed by the holders of Fractional Undivided Interests aggregating a majority in interest in the Class A Trust to be reasonable, (ii) Atlas shall pay all costs and expenses, including reasonable fees of counsel, financial advisors, and aviation consultants, incurred by the A Holders in connection with the taking of any such action, and
(iii) Atlas shall indemnify the Pass Through Trustee, the Subordination Agent and the Mortgagee with respect to any matters as to which any of such parties require indemnification in connection with any action taken as contemplated hereby by the A Holders, and such indemnity shall provide that each such party shall seek such indemnity from Atlas before seeking indemnity from the A Holders.


     F. The Program will be effectuated through the means of a plan of reorganization under Chapter 11 of the Bankruptcy Code that has been pre-negotiated by Atlas with all of its primary debt and lease constituents as contemplated herein, and this Term Sheet is intended to reflect the conditional agreement of the parties hereto regarding the primary terms and conditions of such


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restructuring, subject to the terms and conditions set forth herein, and other customary and reasonable terms, conditions, and provisions for the restructuring transactions and bankruptcy cases of the type and nature contemplated herein.

     G. Atlas acknowledges that, as an inducement to the A Holders to enter into this Term Sheet and thereby allowing Atlas continued use of the Aircraft, Atlas is, among other things, agreeing to make the payments described herein and establish the collateral account referred to in paragraph 1(f) below.


     1.   AMENDMENTS OF FINANCIAL TERMS.

          The Leases, Equipment Notes and other operative documents shall be amended to provide for:

          (a) Monthly payments of (i) $725,000 for the period that commenced January 1, 2003 through and including December 1, 2007, and (ii) for the period commencing January 1, 2008 and thereafter, $830,000 per Aircraft until the Equipment Notes are paid in full (or, if greater with respect to any Lease, until the total amount has been paid that would have been paid into the Collection Account under the Intercreditor Agreement had all payments been made by Atlas pursuant to the terms of such Lease without giving effect to the Amendments (as defined in paragraph 5(a) below)). Atlas will be given credit for the Lease and Equipment Note payments that it made on July 2, 2003. Consistent with the Company's "most favored nation" restructuring proposals, no other creditor or lessor with respect to a 747-400 shall receive contractual payments at a rate in excess of the amount that is paid with respect to the Leased and Owned Aircraft as specified herein (except with respect to contractual payments to GECAS (as defined below) with respect to one of the Aircraft that the Company has previously identified to the advisors to the A Holders at non-restructured rates through November, 2003 and at the rate thereafter of the sum of (A) $725,000 per month plus (B) in the event that the dry lease of such Aircraft to the current dry lessee is renewed or extended beyond November, 2003, the additional amount previously disclosed to the advisors to the A Holders). No other creditor or lessor shall in any event receive more with respect to such creditor's or lessor's fleet of 747-400 aircraft than such creditor's or lessor's contractual payment in effect prior to the commencement of the Program.

          (b) Lease and Equipment Note payments shall be made monthly rather than semi-annually. Monthly payments for the period that commenced January 1, 2003 through June 30, 2003 in the aggregate amount of $21,750,000 minus the sum of (i) $10,416,666.67, which is the portion of 1998 Transaction-related Lease and Equipment Note payments paid by Atlas on July 2, 2003, and (ii) the Deferred Rent Amount (as defined below), shall be paid by Atlas as set forth in paragraph 1(f) hereof. Monthly payments for the period that commenced in July, 2003 through and including December, 2003 shall also be made by Atlas as set forth in paragraph 1(f). The amount of $9,041,666.67 (the "DEFERRED RENT AMOUNT") shall be deferred and shall be payable in twelve monthly installments, eleven of which shall be in the amount of $416,666.67 each commencing January 2, 2005 and ending November 2, 2005, and the final installment of which shall be in the amount of $4,458,333.33 and shall be payable on December 2, 2005. Interest on the unpaid Deferred Rent Amount shall accrue at the incremental rate of ten per


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               cent per annum. Interest of $1,357,488.58 on the Deferred Rent
               Amount for the period that commenced July 2, 2003 through December 31, 2004 shall be prepaid by Atlas as provided in paragraph 1(f). Interest on the Deferred Rent Amount for the period commencing January 1, 2005 through December 2, 2005 shall be due and payable in monthly installments, payable in arrears commencing on February 2, 2005. Payments of interest on the Deferred Rent Amount pursuant to this paragraph 1(b) shall be in addition to the monthly payments that are required under paragraph 1(a) above.

          (c) In addition to the payments provided for in paragraphs 1(a) and 1(b) above, Atlas shall also make to the airframe maintenance contractors under the airframe maintenance contracts referred to in paragraph 4 a one-time payment aggregating the lesser of (i) $8.8 million and (ii) 50% of the amounts payable by Atlas under the airframe maintenance contracts referred to in paragraph 4 below (the "D-CHECK PAYMENTS") not later than October 31, 2003 and commence payments (the "ENGINE PAYMENTS") to the engine maintenance contractors under the engine maintenance contracts referred to in paragraph 4 below in accordance with that paragraph and the terms of such contracts (or, if the contracts referred to in paragraphs 4 below are not executed by October 31, 2003, Atlas shall provide irrevocable, confirmed letters of credit, in form and substance acceptable to the A Holders and issued by a bank acceptable to the A Holders, subject to arrangement on commercially reasonable terms, or cash deposits for the benefit of the A Holders on or before October 31, 2003, with the proceeds of such letters of credit or cash deposits to fund the D-Check Payments at the time that such airframe maintenance contracts are executed or to fund the Engine Payments at the time such engine maintenance contracts are executed, as applicable). Any letter of credit provided to fund the D-Check Payments or Engine Payments will be terminated if the Company uses the cash collateral securing such letter of credit to pay for the D-Check Payments or Engine Payments, as applicable. The amount of the D- Check Payments was based in part on Atlas' having advised the A Holders that a D-Check has been completed on Aircraft N491MC by an entity previously disclosed to the advisors to the A Holders and that Aircraft N492MC is in the process of receiving a D-Check by another entity previously disclosed to the advisors to the A Holders which is expected to be completed on or about September 14, 2003. If such D-Check with respect to Aircraft N492MC is not completed by October 31, 2003, then Atlas shall make an additional D-Check Payment on October 31, 2003 in an amount equal to the result of (i) $2,200,000, minus (ii) the amount, if any, paid by Atlas to such entity previously disclosed to the advisors to the A Holders prior to October 31, 2003 with respect to the D-Check of Aircraft N492MC, evidence of which payments, if any, to such entity shall be provided to the A Holders on or before October 31, 2003 if the D-Check of Aircraft N492MC is not completed by October 31, 2003. Atlas shall provide to the advisors to the A Holders within 10 days after the execution of this Term Sheet reasonable evidence of the completion of the D-Check with respect to Aircraft N491MC. Atlas shall provide to the advisors to the A Holders within 10 days after the completion of the D-Check with respect to Aircraft


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               N492MC reasonable evidence of the completion of the D-Check with respect to Aircraft N492MC.

          (d) The reduced monthly payments contemplated in paragraph 1(a) above shall be subject to "snap back" provisions acceptable to the A Holders to the effect that such payment reductions shall not become permanent unless and until all of such reduced monthly payments shall have been timely (within any applicable grace period) paid in full.

          (e) The financing arrangements regarding the Deferred Rent Amount shall be implemented through a debtor-in-possession credit facility under Section 364 of the Bankruptcy Code in form and substance acceptable to the A Holders (the "DEFERRED RENT DIP"). Such financing shall be guaranteed by Polar Air Cargo Inc. ("POLAR") and Atlas Air Worldwide Holdings, Inc. ("PARENT"), and secured by a first priority security interest (the "PLEDGE") in all of the then existing and thereafter created or acquired accounts of Atlas, Polar and Parent. The Pledge and the administrative claim status of the Deferred Rent DIP shall be subordinated to the security interests in such collateral securing any debtor-in-possession financing or exit financing provided to Atlas, Polar or Parent in connection with their respective Chapter 11 cases contemplated hereby and shall be primed by the liens and security interests and administrative and priority claims granted to such debtor-in-possession lenders. The terms of the subordination for debtor-in-possession or exit financing shall be acceptable in all respects to any such lender, provided that, (i) with respect to the debtor-in-possession financing, if the senior lender accelerates its indebtedness or exercises remedies with respect thereto, the A Holders shall also have the right to accelerate and take other action (other than foreclosure) to preserve their rights with respect thereto, and
               (ii) with respect to any exit financing, if the senior lender accelerates its indebtedness or exercises remedies with respect thereto, the A Holders shall also have the right to accelerate and take other action to preserve their rights under the Bankruptcy Code with respect thereto, and the A Holders shall not be required to waive or modify their rights with respect to any subsequent bankruptcy proceeding, including without limitation rights such as the right to file proofs of claim, seek adequate protection, attend meetings of creditors, vote on a plan of reorganization and obtain relief from automatic stay under the Bankruptcy Code. The A Holders agree to take all A Holder Action reasonably necessary to effect such subordination or as such lenders shall reasonably require.

          (f) The payments required by paragraphs 1(a) and 1(b) above shall be made at such time, to such account, and in such manner as may be directed by the holders of Fractional Undivided Interests aggregating a majority in interest in the Class A Trust by written notice to the Company, but in no event after the later of the entry date of the Section 1110 Stipulations described in paragraph 10(a) hereof and January 2, 2004. Unless Atlas is otherwise directed by the A Holders, all of such payments shall be made by Atlas to a collateral agent designated by the A Holders, to be held by the collateral agent as security for Atlas's obligations under the EETC Documents pending final arrangements for the payment of sums pursuant to the Program contemplated hereby. The fees and expenses of any such collateral agent shall be paid by Atlas. With respect to any pledge of such payments to a collateral agent as security for


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               Atlas's obligations under the EETC Documents, Atlas shall
               cooperate with the A Holders and the advisors to the A Holders in making any arrangements and executing any pledge agreements, control agreements, or other documents reasonably requested by the A Holders (the "Collateral Account Documents") or their advisors in connection therewith and, if not otherwise directed by the A Holders, Atlas shall use its reasonable best efforts to cause such arrangements and agreements to be completed and in effect as soon as reasonably practicable (and in any event within 30 days) after the execution of this Term Sheet. The A Holders, directly or through their legal advisors, shall cooperate reasonably with the Company and such collateral agent in giving the Company and such collateral agent reasonable input and direction as to the A Holders' requirements with respect to the establishment of the collateral account and the Collateral Account Documents.

     2.   ADDITIONAL CONSIDERATION TO CERTIFICATEHOLDERS.

          A Holders shall receive their respective pro rata shares of any amendment fee consideration (which shall not include any reasonable and customary work or agent fee paid to an administrative agent or similar agent but not paid to or for the benefit of the creditors for which such agent acts) being paid or delivered, in the aggregate, to any of the Other Creditors (as defined below) in connection with the restructurings on their credit and lease facilities simultaneously herewith, as referred to in paragraph 8 hereof. Such equivalent amendment fee consideration shall be of the same type and proportion to the debt owed to the A Holders as the percentage that the fee payable to any such Other Creditor constitutes with respect to the outstanding debt or lease payments owed to (or commitment of) such Other Creditor, and the amount and nature of such equivalent amendment fee consideration shall be resolved to the reasonable satisfaction of the A Holders. It is agreed that equity consideration being provided to the Company's senior bank lenders (the "BANK LENDERS") and General Electric Capital Aviation Services ("GECAS") at or before the effective date of the Amendments in amounts not exceeding 2.5% and 5%, on a fully diluted basis, of the common stock of Parent, is not an amendment fee and will not entitle the A Holders to receive equity consideration.

     3.   COVENANTS.

          The Indentures, Leases and operative documents shall be modified to provide affirmative and negative covenants and cross defaults to the other debt and lease facilities of Atlas and its affiliates, including without limitation:

          (a) All subordinated debt issued by Parent, Atlas or any other affiliate of Parent, including without limitation the Senior Subordinated Unsecured Notes that Atlas contemplates issuing to its unsecured bondholders, shall be expressly subordinated to the Leases and the Equipment Notes and payments on account of subordinated debt shall be subject to the satisfaction of financial covenants acceptable to the A Holders and shall not be made at any time that there is a default on any of the Equipment Notes. The A Holders will seek to coordinate the financial covenants that are included in the Amendments for the purposes referred to in this paragraph (a) with those being used by the Bank Lenders for such purposes and will use such Bank Lender financial


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               covenants as part of the Definitive Documents for the purposes of this paragraph (a) if they are determined in a manner acceptable to the A Holders on or before December 1, 2003.

          (b) All preferred and common stock issued by Parent, Atlas or any other affiliate of Atlas or Parent shall be subject to restrictions on redemptions and the payment of dividends and distributions, with such restrictions to be based upon the satisfaction of financial covenants acceptable to the A Holders. The A Holders will seek to coordinate the financial covenants that are included in the Amendments for the purposes referred to in this paragraph (b) with those being used for such purposes by the Bank Lenders and will use such Bank Lender financial covenants as part of the Definitive Documents for the purposes of this paragraph (b) if they are determined in a manner acceptable to the A Holders on or before December 1, 2003.

          (c) Debt and lease incurrence tests based on leverage and coverage ratios, with reasonable baskets to be agreed upon, which tests and baskets shall be acceptable to the A Holders. As it is intended that the A Holders receive the same debt and Lease incurrence covenants as are given to the Bank Lenders, it is a condition of the A Holders' obligations hereunder that all such Bank Lender debt and lease incurrence covenants be determined on or before December 1, 2003 in a manner acceptable to the A Holders. Except for the purposes set forth in paragraphs 3(a) and
               (b) hereof, the Amendments will not include any financial covenants except for the covenants referred to in this paragraph
               (c).

          (d) Prohibition of mergers, business combinations, changes in existing lines of business and engaging in new lines of business other than airfreight and airfreight services consistent with the Company's Business Strategy dated March 28, 2003 previously delivered by Atlas to the advisors to the A Holders. As it is intended that the A Holders receive the same covenants as are given to the Bank Lenders with respect to the matters referred to above in this paragraph (d), it is a condition of the A Holders' obligations hereunder that all such Bank Lender covenants be determined on or before December 1, 2003 in a manner acceptable to the A Holders.

          (e) Cross-defaults ("CROSS DEFAULTS") to events of default (following applicable cure periods) under the Company's debt and lease facilities with GECAS, Boeing Capital Corporation and its affiliates ("BOEING"), and the Bank Lenders, and to the other EETC Transactions. It will also constitute a Cross Default if there is an acceleration of obligations owed to Other Creditors, if such other accelerated obligations exceed $50,000,000. The obligations that are the subject of the Cross Default are referred to herein as the "CROSS DEFAULT OBLIGATIONS".

          (f) A Cross Default shall be a Lease Event of Default. Upon the occurrence of a Cross Default following the Plan Effective Date (as hereinafter defined), the A Holders shall have the right in their sole and absolute discretion upon the


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               earlier of (i) 30 days following the occurrence of the
               Cross-Default if such default is a payment default or 60 days following the occurrence of the Cross-Default if such default is a non-payment default, and (ii) acceleration of the applicable Cross-Default Obligation, to direct the Class A Trustee to direct the collateral trustee to exercise all available rights and remedies. If, before the occurrence of an Action Event (as defined below), (x) GECAS, Boeing or the Bank Lenders waives or amends, a Cross Default that occurs under its facility, or (y) the Bank Lenders waive or amend a covenant referred to in paragraph 3(c) or 3(d) above, then such Cross Default or such covenant will be deemed to have been similarly waived or amended by the A Holders, but such waiver or amendment shall only take effect if Atlas has complied with the provisions of paragraph 3(g) below. As used herein, an "ACTION EVENT" means (x) any acceleration or other exercise of rights or remedies by the Class A Trustee, Subordination Agent or Mortgagee as a result of the Cross Default or (y) the giving of instructions or directions by holders of Fractional Undivided Interests aggregating a majority-in-interest in the Class A Trust to the Class A Trustee to exercise any such rights or remedies. For the purposes hereof, if Atlas refinances from time to time, with institutional lenders not affiliated with Atlas, the entire debt that Atlas owes to the Bank Lenders with another senior loan facility, the lenders under such new facility after the date of such refinancing, shall be deemed to be the "Bank Lenders" hereunder and the covenants referred to in paragraphs 3(c) and 3(d) shall thereby automatically be deemed to have been amended to be the covenants set forth in the documents evidencing the indebtedness to the new Bank Lenders. If more than one such new senior loan facility takes effect at any one time, the larger facility will be deemed to be the new Bank Lender facility for the purposes hereof.

          (g) If, after the Plan Confirmation Date, in connection with any amendment, waiver, or modification of any debt or lease facility of any Other Creditor regarding any action, inaction, state of affairs or item which constitutes an event of default or may have become an event of default without such amendment, waiver, or modification, any Other Creditor receives any (i) new or increased rent, debt payments, maintenance reserves or other form of additional payment, (ii) new fees or other compensation, (iii) increase in interest rate, (iv) additional collateral or credit support, (v) materially improved maintenance provisions or return condition provisions, or (vi) other form of material enhancement (collectively, the "ENHANCEMENTS"), the Company shall (A) give prompt notice to the Class A Trustee describing in reasonable detail the amendment or waiver and the Enhancement given in connection therewith, and (B) cause the Subordination Agent with respect to the 1998 EETC Transaction to simultaneously receive equal and identical Enhancements (calculated as the net economic benefit to such Other Creditor, but not less than zero), provided that any settlement by Atlas in the ordinary course of business of contractual aircraft return condition obligations of Atlas regarding an Aircraft which does not exceed the amount of the applicable contractual aircraft return condition obligation of Atlas shall not constitute an Enhancement for the purposes hereof. Enhancements which are calculated


                                      -8-
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               on a per unit basis will be provided to the A Holders on a per unit basis, and Enhancements which are provided as a percentage of outstanding obligations shall be provided to the A Holders pro rata in the proportion that the debt outstanding on the A Equipment Notes bears to the debt outstanding to such other creditor.

          (h) The A Holders will not require other new covenants that are inconsistent with the terms of this Term Sheet. The definitive documents will provide that the new covenants added pursuant to this Term Sheet will cease to be in effect upon the earlier of
               (i) the payment in full of the A Certificates and (ii) the Covenant Termination Date (as defined below). After the Bank Lenders have been paid in full, the covenants shall continue in effect in the form of such covenants at the time that the debt to such Bank Lenders is paid in full (but without giving effect to any amendments or waivers thereof that were made or given in anticipation of or in connection with such payment in full of the debt to the Bank Lenders). As used herein, the "COVENANT TERMINATION DATE" means the first date after the debt to the Bank Lenders has been paid in full that the unsecured senior debt of Atlas is rated as investment grade.

     4. AMENDMENTS TO PROVIDE PROTECTION FOR THE USE AND DEPRECIATION OF THE AIRCRAFT.

          (a) The Company shall at all times maintain the Aircraft and the 48 engines associated with the Aircraft (the "ENGINES") in airworthy condition, including the performance of all airframe D-Checks as required for further operation of the Aircraft (with no extensions of D-Check intervals by more than one year beyond the manufacturer's recommended D-Check interval, in each case as approved by the FAA) and the performance of all Engine overhauls as required by the Engine's condition.

          (b) Atlas will implement contractual maintenance arrangements (the "CONTRACTS") that have the objective of achieving, by not later than March 31, 2004 and thereafter, the protection levels described below, with the Contracts providing for monthly payments to Maintenance Contractors (as defined below) in accordance with Annex A attached hereto (it being understood that Atlas and the A Holders will be discussing revisions to Annex A after the date hereof and that Annex A will be finalized in a form, scope and substance reasonably acceptable to the A Holders (or to the aircraft advisor designated by the A Holders), and consistent with the provisions of this paragraph 4, not later than October 31, 2003) (as finalized "ANNEX A"), and to otherwise provide for the following:

                    (i) Entering into and properly funding Contracts with an
               engine overhaul contractor of international stature that is reasonably acceptable to the A Holders (or to the aircraft advisor designated by the A Holders) (each an "ENGINE MAINTENANCE CONTRACTOR") with respect to each Engine, which contract arrangements and related payments will be designed to achieve the following result:

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                         (A) each Engine either (x) being at or above 25% of
                    hours remaining to its next required overhaul ("25% REMAINING LIFE"), or (y) being the subject of a pre-funding payment to an Engine Maintenance Contractor equal to 25% Remaining Life for each such Engine; or (z) having, in combination, remaining life and/or pre-funded payments to the Engine Maintenance Contractor that aggregate 25% Remaining Life; and

                         (B) all Engines and airframes of all Aircraft on
                    average and across each EETC Series either (x) having a combined Engine and airframe maintenance value that is at or above 50% of hours remaining to their next required overhauls ("50% COMBINED REMAINING LIFE"), or (y) being the subject of a pre-funding to one or more Engine Maintenance Contractors and/or one or more airframe maintenance contractors of international stature that is reasonably acceptable to the A Holders (or to the aircraft advisor designated by the A Holders) ("AIRFRAME MAINTENANCE CONTRACTOR" together with the Engine Maintenance Contractor, a "MAINTENANCE CONTRACTOR") equal to 50% Combined Remaining Life for all such Engines and airframes, or (z) having, in combination, remaining life and/or pre-funded payments to Engine Maintenance Contractor and/or Airframe Maintenance Contractors that aggregate 50% Combined Remaining Life.

                    Atlas's obligations with respect to maintenance of the Engines and Aircraft will be limited to meeting the obligations contained in the Contracts, paragraph 1(c) hereof, this paragraph 4 and Annex A.

                    (ii) By not later than October 31, 2003, Atlas will have
               entered into and have in effect Contracts or other binding agreements with Engine Maintenance Contractors and with Airframe Maintenance Contractors. Under those arrangements, by not later than October 31, 2003, (A) the engine maintenance contract arrangements contemplated by paragraph 4(b)(i) above will be fully complied with and, additionally, five Engine overhauls (with serial numbers to be specified) shall have commenced, and
               (B) 50% of the amount required to perform "D-Checks" for eight Aircraft which have not had or are not undergoing an initial D-Check (the "D-CHECK AIRCRAFT") will be pre-funded by paying to an Airframe Maintenance Contractor with respect to those Aircraft (or by providing the financial assurance contemplated by paragraph 1(c) above) an amount equal to the lesser of (x) $1.1 million per Aircraft that has not completed a D-Check (that is, an aggregate of $1.1 million, $5.5 million, and $2.2 million for the 1998, 1999 and 2000 EETC Transactions, respectively) and (y) 50% of the actual contract cost for each such Aircraft.

                    (iii) By not later than October 31, 2003, Atlas shall have entered into Contracts or other legally binding legal arrangements that the A Holders determine are appropriate, that are designed to achieve the objectives of this paragraph 4, that provide for monthly payments commencing by November 15, 2003 (with respect to October 2003 flight hours), and that otherwise are reasonably acceptable to the A Holders with Engine Maintenance Contractors covering all Engines and with Airframe Maintenance Contractors covering all Aircraft.

                    (iv) If by October 31, 2003 Atlas fails to enter Contracts or other legally binding arrangements that are sufficiently definitive to make funding of payments appropriate with Maintenance Contractors for each of the Engines and all of the D-Check Aircraft or each of the five Engine overhauls has not begun, Atlas will fund the amounts, including all monthly payments and all other payments to be made under this paragraph 4 or Annex A, that otherwise would have been payable to the Maintenance Contractors to an escrow agent designated by the A Holders, which shall hold such funds to be paid over in the appropriate amount to the Maintenance Contractor when Atlas agrees with that Maintenance Contractor to arrangements consistent with this paragraph 4. If definitive agreements relating to all Engines and all D-Check Aircraft are not agreed to and in effect by December 15, 2003 or if by December 31, 2003 the five Engine overhauls have not been completed, then the escrow agent shall transfer the funds to an aircraft advisor designated by the A Holders (the "Consultant"), which shall hold and as appropriate apply the funds to satisfy the purposes of this paragraph 4 and Annex A. Atlas will pay the escrow agent and the Consultant for their fees and expenses incurred with respect to the various functions under this paragraph 4 and Annex A promptly upon being billed therefor.

                    (v) In order to monitor the maintenance activities
               contemplated by this paragraph 4 and Annex A, (A) not later than the fifteenth day of each calendar month, Atlas shall provide information to the Consultant with respect to the use and operation of the Engines and the Aircraft in the immediately preceding month, (B) not later than the twenty-fifth day of each month each Maintenance Contractor shall provide the Consultant with a report that indicates the current credit balance for each Engine or Aircraft under the applicable maintenance contract, and
               (C) on December 31, 2005 and every two years thereafter, Atlas shall provide to the Consultant a certificate from an executive officer certifying, as of the relevant date, that all of the assumptions upon which the arrangements in this paragraph 4 and Annex A are based continue to be correct and accurate in all respects (or, if they are no longer correct and accurate, certifying as to the ways in which those assumptions have changed) and that the maintenance programs provided under the Contracts have met the objectives contemplated by this paragraph 4 and Annex A (or, if they have not met those objectives, certifying as to the ways in which those objectives have not been met).

                    (vi) If the information provided to or obtained by the
               Consultant indicates that the objectives of this paragraph 4 or Annex A are not being met, including, without limitation, due to a failure to meet its contractual obligations contemplated by this paragraph 4 or Annex A or that there has been either a change in any material respect in the assumptions upon which the arrangements in this paragraph 4 or Annex A are based or any material variance in meeting the objectives contemplated by this paragraph 4 and Annex A, the Consultant, after consultation with A Holders that it can reasonably identify and reasonable discussions and consultation with Atlas, shall by written notice to Atlas (A) advise Atlas of such non-compliance, failure to meet its obligations, changed circumstances or a material variance, and (B) specify reasonable actions or adjustments respecting maintenance in order to comply with its obligations contemplated by this paragraph 4 and Annex A. Atlas shall have 30 days from the delivery of such notice to comply with obligations specified in the Consultant's notice, which shall be implemented as provided in Annex A.

          (c) The Company's obligation to maintain the engine maintenance contracts referred to above will end on the earlier to occur of
               (i) the A Equipment Note indebtedness against such Aircraft is $30 million or less in the aggregate or (ii) Atlas becoming an investment grade credit, in either case, however, only if all Aircraft are then in compliance with all maintenance covenants set forth herein and in the EETC Loan Documents.

          (d)  The maintenance contracts described in this paragraph 4 shall be
               (i) freely assignable, (ii) subject to a first priority lien in favor of the collateral trustee with respect to the Equipment Notes, (iii) expressly divisible for bankruptcy purposes by Engine and airframe and (iv) otherwise in form, scope and substance reasonably acceptable to the A Holders consistent with the provisions of this paragraph 4 and Annex A. In addition and without limitation, each Maintenance Contractor shall (w) agree to provide to the Consultant, not later than the twenty-fifth day of each month, a report that indicates the current credit balance under the applicable maintenance contracts, (x) consent to the assignment of such contract as additional collateral to such collateral trustee, agree not to amend or terminate the contract or waive any provisions of the contract without the consent of the holders at the applicable time of a majority in interest of the Fractional Undivided Interests in the Class A Trust, and agree that such collateral trustee shall have all rights of Atlas under such contract after a default by Atlas in such contract or in any Lease or other EETC document, (y) waive any and all rights of reduction, setoff or security for or with respect to obligations due to such Maintenance Contractor from Atlas or any Affiliate (other than entitlement to payment for maintenance of the engines that are the subject of such contract) regardless of whether the applicable Atlas maintenance contract is then in breach or has been rejected or assumed in bankruptcy (a "SETOFF WAIVER"), and (z) agree that, if the Engine Maintenance Contractor is released from its obligations with respect to a particular engine, then any excess maintenance funds from one engine shall be available for other engines, and the maintenance contract with the Airframe Maintenance Contractor shall provide that prepaid credits shall, if the collateral trustee so requires after it has exercised its rights under such contract, be allocated among the Aircraft that are the subject of the Equipment Notes in such manner as may be directed by the collateral trustee.

          (e) It will be an event of default under the Leases and Indentures if any of the following occurs and continues for 30 days after the earlier of (i) notice thereof from the Lessor or Mortgagee, and
               (ii) knowledge thereof by any executive officer (or any other officer with responsibilities in relation to any of the Leases or any other person determining senior management policies or exercising executive responsibilities) of Atlas: (A) Atlas fails or refuses to comply with the obligations specified in the Consultant's notice referred to in paragraph 4(b)(vi) above, (B) Atlas defaults on any of its material obligations under any maintenance contract referred to in paragraph 4(d) above, and (C) any Maintenance Contractor breaches any of its material obligations under any maintenance contract referred to in paragraph 4(d) above, such breach is not remedied within any cure period set forth in such maintenance contract, and Atlas fails to replace such Maintenance Contractor with another Maintenance Contractor acceptable (and pursuant to a contract that is acceptable) to the holders of a majority in interest of the Fractional Undivided Interests of the Class A Trust within 90 days after the date of such breach by the Maintenance Contractor (or, if there is a cure period, after the end of such cure period), which replacement maintenance contract shall be funded at the same level as the maintenance contract that it replaced.

          (f) Prohibitions against suspension of maintenance and against parking of Aircraft in a condition that does not satisfy the return condition requirements set forth in the EETC Documents.

          (g) Periodic inspections (but, prior to default, not to exceed one inspection per 12 month period) of Aircraft and maintenance records, including inspection of Aircraft and maintenance records prior to closing the restructuring, by an aviation professional designated by A Holders collateral trustee from a pre-approved list of aviation professionals. Such inspections shall be subject to usual and customary terms including, among other things, reasonableness and timing, including without limitation more frequent inspection rights after default.

     5.   PROTECTION OF A EQUIPMENT NOTES AND A CERTIFICATES.

          (a) The Company will take all action and the A Holders, as Controlling Party, will take all A Holder Action reasonably necessary to implement amendments of the EETC Documents (the "AMENDMENTS") consistent with the note and rental payments contemplated hereby and necessary to accomplish the Program contemplated hereby, such Amendments to be in a manner reasonably satisfactory to the A Holders. If the Company obtains the consents of the Owner Participants and Liquidity Providers as contemplated by paragraph 6(a) hereof, and if the Class B and Class C Liquidity Providers have given "Termination Notices", as such term is defined in the Liquidity Facilities, or the continuing role of the Liquidity Providers has been otherwise resolved satisfactorily to the A Holders as contemplated by paragraph 5(c) hereof the Amendments will include, among other things, a waiver of all existing and known defaults.

          (b) Prior to the date of the Filing (as defined in paragraph 10(a) below), the Company will cause the Class A Liquidity Providers to be retained solely at the cost and expense of the Company and at no cost or expense to the A Holders. Within 60 days after the date of the Filing, Atlas shall have obtained the consent of the Class A Liquidity Providers to the Amendments on terms reasonably acceptable to the A Holders.

          (c) Within 60 days after the date of the Filing, (i) each of the Class B Liquidity Providers and the Class C Liquidity Providers shall have given a Termination Notice or the continuing role of the Liquidity Providers shall have been otherwise resolved in a manner satisfactory to the A Holders, and (ii) Atlas shall have obtained the consent of the Class A Liquidity Providers, the Class B Liquidity Providers and the Class C Liquidity Providers to the Amendments on terms reasonably acceptable to the A Holders.

          (d) In each of the Leases for the four Leased Aircraft and in the Owned Indenture(2)/ Atlas will agree and covenant, upon the occurrence of a Trigger Event (defined below), to either:

               (i) commence and continue to pursue diligent commercial efforts to sell one of the Leased or Owned Aircraft, of Atlas' choice within six months of the Trigger Event through a recognized broker at the highest cash bid available as determined by such broker (but subject to such cash bid realizing minimum net cash proceeds to be acceptable to the A Holders), and (if the selected Aircraft is a Leased Aircraft) to terminate the Lease of such Aircraft upon its sale; or

               (ii) at Atlas's option in lieu of such sale, make an open market tender for A Certificates at par in an aggregate amount not less than the Trigger Prepayment Amount within six months of the Trigger Event. As used herein, "TRIGGER PREPAYMENT AMOUNT" means the then current amount outstanding on all of the A Equipment Notes of such EETC Transaction divided by the number Aircraft in such EETC Transaction.


               Atlas will agree and covenant to report consolidated EBITDA (excluding restructuring and bankruptcy-related expenses) for the 12-month periods


--------------------
         (2)/ A similar provision is included in the 1999 and 2000 Term Sheets so that Atlas may be required to sell up to three Aircraft in the aggregate.

               ending March 31, 2005, September 30, 2005 and March 31, 2006 (each, a "SALE TEST DATE") within 45 days after each Sale Test Date (the date of each such report being a "REPORTING DATE"). A "TRIGGER EVENT" shall be deemed to have occurred as of any Reporting Date if consolidated EBITDA (excluding customary restructuring and bankruptcy-related expenses) for the trailing twelve months ending on the immediately preceding Sale Test Date is less than (A) with respect to the 12-month period ending on March 31, 2005, 66.5% of the Projected EBITDA, as defined below (excluding restructuring and bankruptcy-related expenses) for such period, (B) with respect to the 12-month period ending on September 30, 2005, 73.7% of the Projected EBITDA (excluding restructuring and bankruptcy-related expenses) for such period, and (C) with respect to the 12-month period ending on March 31, 2006, 75% of the Projected EBITDA (excluding restructuring and bankruptcy-related expenses) for such period; provided that, if the Company sells any Aircraft after the occurrence of any Trigger Event, the Projected EBITDA for periods ending on Sale Test Dates occurring after such sale will be adjusted to reflect the elimination of revenues and expenses relating to the operation of such Aircraft. As used herein, "PROJECTED EBITDA" means the EBITDA of the Company as projected in connection with the confirmation of the Plan, provided that, if such projected EBITDA is materially less than the projected EBITDA as set forth in the projections delivered by the Company to the advisors for the A Holders on September 11, 2003 (the "SEPTEMBER 11 PROJECTED EBITDA"), then the restructuring contemplated by this Term Sheet shall be conditioned on such revised Projected EBITDA being acceptable to the A Holders. If the final accounting treatment of the restructuring of the Leases has a material impact on the Company's EBITDA for any of the periods ending on a Sale Test Date, the Projected EBITDA or applicable percentage will be appropriately adjusted so as to have an effect, and provide protection to the A Holders, that is equivalent to that set forth herein based on the September 11 Projected EBITDA.


          (e) Notice and cure provisions relating to defaults and events of default in the EETC Documents shall be modified so as to be satisfactory to the A Holders.


          (f) To the extent permitted by the documents, the Leases and Trust Indenture and Mortgage and other applicable documents relating to the owned Aircraft will be further modified to (i) permit defaults under or amendments to covenants in such documents to be waived or amended, as applicable, by a Fractional Undivided Interest aggregating not less than a majority in interest in the Class A Trust and (ii) permit the Company or its affiliates to purchase some or all of the A Equipment Notes without being required to purchase all Equipment Notes.


          (g) As soon as practicable after the execution of this Term Sheet, the A Holders agree to request that the Subordination Agent obtain LTV Appraisals of the Aircraft pursuant to Section 4.1(a)(iii) of the Intercreditor Agreement. At least 30 days prior to the Filing Date, the Subordination Agent shall have received such LTV Appraisals. In connection therewith, as and when requested from time to time by the A Holders or the Subordination Agent at any time after the date hereof, Atlas will (i) fully cooperate with the Subordination Agent and assist the Subordination Agent in promptly obtaining such LTV Appraisals with respect to the Aircraft, provided that Atlas shall not be required unreasonably to disrupt its business in providing such cooperation, but Atlas shall nevertheless be required to make the Aircraft available to the appraiser within a reasonable time after request therefor at places reasonably acceptable to the appraiser in order to permit the appraiser to inspect the Aircraft, (ii) without limiting the generality of the foregoing, use its reasonable best efforts to assist the Subordination Agent in obtaining the LTV Appraisals prior to the Filing Date if requested to do so by the A Holders, (iii) promptly provide to the Appraiser designated by the A Holders or the Subordination Agent access to each of the Aircraft at a location reasonably convenient for such Appraiser and access to all data and records requested by such Appraiser with respect to the Aircraft, (iv) pay, promptly upon being billed therefor (which payment shall be made in advance if billed in advance), for the costs of such LTV Appraisals and provide such indemnity as may be reasonably requested by the Subordination Agent in connection with the obtaining of the LTV Appraisals, and (v) cooperate with the A Holders and the Subordination Agent in permitting the LTV Appraisals to be obtained by the Subordination Agent and provided to the A Holders on a privileged basis, to the maximum extent that it is possible to do so.

     6.   CONSENTS OF OWNER PARTICIPANTS AND LIQUIDITY PROVIDERS.

          (a) Prior to the date of the Filing Atlas shall obtain the consent of the Owner Participants, and within 60 days after the date of the Filing Atlas shall obtain the consent of the Liquidity Providers, to the Amendments and to amendments of the following Lease terms and to the waiver of tax indemnity claims on terms acceptable to the A Holders:

               (i) the ability of A Holders, after future defaults, to amend Lease income streams to reflect future market conditions, without the consent of Owner Participants or Owner Trustee; and

               (ii) the right of the Company to use a pre-approved short form lease in form and substance acceptable to the A Holders to dry lease the Aircraft to Polar. No such dry lease of Aircraft to Polar would affect the continuing liens of the Mortgagee on the Aircraft or relieve Atlas from any of its obligations under the applicable Leases or from its obligations to assign all sub-leases to the Mortgagee.

          (b) In the event Atlas is unable to obtain the required consents of the Owner Participants or Liquidity Providers to the Amendments, the A Holders, in their sole and absolute discretion, would consider other means to implement the restructuring contemplated hereby without the consent of the Owner Participants and the Liquidity Providers.

     7.   CREDIT ENHANCEMENT.

          Parent and Polar shall guarantee Atlas' obligations under the Leases, the A Equipment Notes, and related documents, effective on the Plan Effective Date.

     8.   OTHER RESTRUCTURINGS.

          The Company shall provide to the advisors to the A Holders periodic updates of its restructuring negotiations with GECAS, the Bank Lenders and holders of its other lease and debt obligations (the "OTHER CREDITORS") through and including the Plan Effective Date (defined below). The terms and conditions of the definitive amendments to the EETC Documents, including without limitation payment terms, fees, consideration, covenants, collateral, credit support, maintenance requirements, and return conditions, shall be no less favorable to the A Holders than the definitive amendments entered into with, or proposed and implemented under the Plan (as defined below) with respect to the Other Creditors subject to the Program, taking all relevant facts and circumstances into account (the "CONFORMITY OF THE OTHER CREDITOR TRANSACTIONS"). If Atlas is unable to obtain the consent of any Other Creditor to the delivery of its definitive documents to the A Holders for the purpose of permitting the A Holders to confirm the Conformity of the Other Creditor Transactions, then Atlas shall cause the A Holders to receive from the financial advisors to the A Holders or from an independent third party acceptable to the A Holders a written report in form and substance satisfactory to the A Holders confirming the Conformity of the Other Creditor Transactions. Nothing herein shall be deemed to waive the rights of the A Holders as a party in interest in the Bankruptcy Case to seek to compel production and disclosure of the underlying contractual documents and proposed amendment documents of Other Creditors pursuant to the Bankruptcy Code and the Bankruptcy Rules subject to any confidentiality protections which may be imposed by the Bankruptcy Court.

     9.   MANAGEMENT AND CONSULTING ARRANGEMENTS.

          (a) The form of the Company's corporate governance and the process for designating its board of directors after the unsecured bondholders and other unsecured creditors obtain a controlling interest in the equity of the Company must be reasonably satisfactory to the A Holders; provided, however that it shall be deemed satisfactory to the A Holders if a majority of the board of directors immediately following the Plan Effective Date is designated by the unsecured bondholders and other creditors of the Company pursuant to the Plan for terms of not longer than one year, and thereafter the board of directors is elected by the shareholders of the company generally in accordance with applicable law.

          (b) Atlas shall disclose to the advisors to the A Holders all material information with respect to its management and consulting arrangements with its employees and consultants (excluding legal counsel), including information with respect to all cash, equity and other compensation (whether direct or indirect, absolute or contingent) to be paid or given. Nothing herein is intended to constitute a waiver by the A Holders of their right to object in any Chapter 11 case to the ratification, approval, or implementation of any employee retention plan or other management or consulting arrangements with employees and consultants.

     10.  IMPLEMENTATION IN BANKRUPTCY.

          (a) The restructuring of the EETC Documents and of all obligations to Other Creditors shall be implemented through a pre-negotiated Chapter 11 case (the "BANKRUPTCY CASE") and related plan of reorganization filed by Atlas and its affiliates ("PLAN") under the Bankruptcy Code. The term "PLAN CONFIRMATION DATE" shall mean the date of entry of the order of the Bankruptcy Court confirming the Plan, which order is not subject to stay, and the term "PLAN EFFECTIVE DATE" shall mean the effective date of such Plan as provided therein. The Chapter 11 case shall be commenced in a Bankruptcy Court (the "BANKRUPTCY COURT") on or before December 15, 2003 (the "FILING"). The Plan Confirmation Date must occur on or before 180 days after the Filing, and the Plan Effective Date must occur not later than 30 days after the Plan Confirmation Date. The form, scope and substance of all primary Chapter 11 documents and orders relating to the overall restructuring of the EETC Transactions and of all other primary debt and lease constituencies shall have been agreed upon and finalized to the reasonable satisfaction of the A Holders prior to the Filing, including without limitation all maintenance contracts and arrangements contemplated hereby, the Plan, Disclosure Statement, Adequate Protection and Section 1110 Stipulations and Orders, DIP Financing Documents and Orders, Lease Modification and Assumption Stipulations and Orders, and all First Day Motions and Orders relating to the comprehensive restructuring transactions of all primary debt and lease constituencies as contemplated hereby. The Deferred Rent DIP shall be implemented on an interim and final basis simultaneously (to the extent reasonably possible) with the general debtor-in-possession financing being arranged by Atlas and its affiliates for the Chapter 11 case, but in no event shall the final order be entered later than 45 days after the Filing. The Section 1110 Stipulation described below shall have become final, and all payments due thereunder shall have been made, no later than 45 days after the Filing.

          (b) The Deferred Rent DIP and Section 1110 Stipulation shall contain reasonable and customary terms and provisions for a transaction of this type, including without limitation findings and an order or orders by the Bankruptcy Court binding upon the debtors in the Bankruptcy Case (the "DEBTORS"), the Debtors' estates, and any Chapter 7 Trustee, providing that (i) the Leases are the valid and binding prepetition lease obligations of Atlas without defense, setoff, avoidance, or counterclaim (other than the right to assume or reject a Lease under Sections 365 and 1110 of the Bankruptcy Code, or assume all of the Leases under the Plan with the modification contemplated herein), and (ii) the Company, on behalf of the bankruptcy estate, waives any avoidance claims regarding any prepetition or postpetition payments made (including without limitation cure payments), or collateral granted, prior thereto regarding any Lease or Equipment Note.

          (c) Pursuant to the Intercreditor Agreement, the Class A Trustee is the Controlling Party and, after the occurrence and during the continuance of an Indenture Event of Default which has not been cured by the applicable Owner Trustee or Owner Participant, the Mortgagee will be directed in taking any action under the Indentures or with respect to the Equipment Notes by the Controlling Party. Although the A Holders are not holders of claims or interests in the bankruptcy estate of Atlas and its affiliates, they are beneficial holders of Fractional Undivided Interests aggregating a majority in interest in the Class A Trust. Pursuant to the Class A Trust Agreement, and subject to the limitations therein, the Class A Trustee will consent to any amendment or other action as the Controlling Party as it is directed to take by the holders of Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust. The undersigned A Holders have informally consulted with each other with the advice of counsel, financial advisor, and aviation consultant (the "COMMITTEE ADVISORS") as an ad hoc committee of A Holders (the "AD HOC A HOLDER COMMITTEE") for purposes of considering the restructuring contemplated herein at the Company's request. As reasonably requested by Atlas from time to time before and after the Filing, the Ad Hoc A Holder Committee, through its counsel, will provide to Atlas the names of the institutions which are the beneficial A Holders on the Committee, and the aggregate amount of the Fractional Undivided Interests held by the Ad Hoc A Holder Committee from time to time in each EETC Series Transaction, it being understood, however, that no Ad Hoc A Holder Committee member shall be required to (i) disclose its individual holdings to Atlas (but rather shall disclose such holdings to counsel for the Ad Hoc A Holder Committee on a confidential basis for reporting by counsel of the aggregate holdings of the Ad Hoc A Holder Committee), or (ii) receive material non-public information at any time for purposes of taking A Holder Action, but may request and receive the same upon reasonable confidentiality and "cleansing disclosure" mechanics substantially similar to the existing Non Disclosure Agreements in place at the time of the execution of this Term Sheet. During the bankruptcy case to implement the restructuring, the Debtors shall acknowledge the Ad Hoc A Holder Committee as parties in interest in the Chapter 11 case, and shall pay on a monthly basis (pursuant to the Deferred Rent DIP and/or Section 1110 Stipulation without the requirement of a court approved fee application) the reasonable fees and expenses of Committee Advisors. The Company reserves the right to terminate discussions with the Ad Hoc A Holder Committee for any series of EETC Transaction, and to cease paying the fees and expenses of such Committee Advisors for such series, if at any time after the date hereof (before or after the Filing) (i) the Ad Hoc A Holder Committee for such series shall hold less than 25% of the Fractional Undivided Interests of the Class A Certificates of such series (or shall refuse to reasonably report and update its aggregate holdings from time to time), or (ii) another holder or group of holders holding more than 50% of the Fractional Undivided Interests of the Class A Certificates of such series becomes active in the restructuring discussions of such series.

          (d) The A Holders (and/or the Subordination Agent, Class A Trustee, or other appropriate party as directed by A Holder Action) and the Company will execute and deliver to the Bankruptcy Court a stipulation and agreement pursuant to Section 1110(b) and Section 361 of the Bankruptcy Code (reasonably satisfactory in form and substance to Company and A Holders) (the "SECTION 1110 STIPULATION") which shall, without limitation, (i) contain a recital by Atlas that, because of its financial condition, Atlas refuses to assume or agree to perform its full obligations under all of the Leases (as in effect prior to giving effect to the Amendment), (ii) provide for payments under the Leases and Owned Equipment Notes as amended and provided herein, and (iii) provide that, for so long as the Debtors timely fulfill all of their obligations thereunder and all of their obligations under this Term Sheet and the definitive documents executed pursuant hereto, A Holders will forbear from exercising rights under Section 1110 of the Bankruptcy Code, or seeking relief from the automatic stay under Section 362 of the Bankruptcy Code, from the date of filing of the Chapter 11 case (the "FILING DATE") until the earliest of
               (A) the date which is 180 days after the Filing Date and (B) confirmation of a Plan. In addition to other reasonable and customary provisions, the Stipulation will also provide that all Basic Rent, all Supplemental Rent, principal and interest owed by Atlas, and all maintenance obligations and expenses due and payable under the Leases and other EETC documents at or after the Filing Date (less any payments thereof made by Lessee after the Filing Date) shall be allowed as an administrative expense pursuant to Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code; provided, however, that there shall not be allowed as an administrative expense (x) any other damages payable by reason or in respect of the rejection or other termination of the Leases or the exercise of remedies with respect to the rejection or other termination of the Leases or the occurrence of any Lease Event of Default under and as defined in the Leases, or (y) any amounts payable by the Company pursuant to the Leases in respect of the failure of the Aircraft to meet the minimum hour and cycle requirements specified therein.

          (e) For so long as (i) all of the terms and conditions of this Term Sheet and the definitive documents executed pursuant hereto have been satisfied (or waived or modified to the satisfaction of the A Holders in their sole and absolute discretion), (ii) Atlas and its affiliates are timely fulfilling or performing all of their obligations hereunder and under the definitive documents executed pursuant hereto, including their obligations with respect to the Deferred Rent DIP and the Section 1110 Stipulation, and (iii) Atlas shall not have rejected any Lease or related maintenance contract without the consent of a majority-in-interest of the A Holders, the A Holders agree to take all A Holder Action reasonably necessary:

               (A) to effect the subordination of any Pledge and the administrative claim status of the Deferred Rent DIP pursuant to paragraph 1(e) hereof;

               (B) (x) not to file any objection to the Plan based on the proposed Amendments to the Equipment Notes, the Trust Indentures or the Leases and (y) to vote any claims it may have in favor of the Plan and oppose all competing Chapter 11 plans;

               (C) not to grant or cause to be granted to any other person or entity any proxy to vote with respect to the Plan (except to permitted transferees as contemplated by paragraph 12 hereof);

               (D) not to directly or indirectly take any action (including as a member of any creditors committee), solicit, initiate, fund, or encourage any competing Chapter 11 plan that may interfere with or be inconsistent with the Plan;

               (E) not to object to the extension of any exclusive period under 11 U.S.C. Section 1121 necessary to obtain confirmation of the Plan during such extended exclusive period, and

               (F) perform their A Holder obligations hereunder and generally support the implementation of the restructuring contemplated herein on the terms and conditions, and in the manner and time frame, set forth herein.



     11.  FORBEARANCE.

          A Second Amendment to Forbearance Agreement Relating to 1998 EETC dated July 2, 2003, is being executed by the parties simultaneously with the execution of this Term Sheet.

     12.  EFFECT ON ASSIGNEES; NO THIRD PARTY BENEFICIARIES.

          This Term Sheet is being executed by A Holders holding a majority in interest of the Fractional Undivided Interests in the Class A Certificates in the 1998 EETC Transaction. Each of the A Holders agrees to inform the initial successor of such A Holder or initial assignee of a Class A Certificate of such A Holders (or, if the A Holder is dealing only with a broker or other intermediary (a "BROKER CONTACT"), such broker contact) (any such initial successor, initial assignee of a Class A Certificate, or broker contact being referred to herein as a "TRANSFEREE"), and each A Holder that becomes bound by this Term Sheet after the date hereof shall notify its transferee, if any, of the existence of this Term Sheet and any amendment hereto and obtain through the electronic DTC trading system a trade confirmation that such transferee's A Certificates are subject to the provisions of this Term Sheet and any amendment hereto, provided that, (a) no A Holder makes any representation or warranty herein as to whether a transferee will in fact be subject to the provisions of this Term Sheet,
     (b) no A Holder will have any liability to Atlas or any other person if it is determined that any such transferee is not in fact bound by this Term Sheet, (c) Atlas agrees to indemnify each A Holder against any liability, loss or expense (including reasonable counsel fees) incurred by such A Holder as a result of any claim by any transferee that it should not be bound by this Term Sheet or that the predecessor or assignor A Holder (other than the transferee with which such A Holder dealt) should have disclosed to such transferee the existence of this agreement or that this agreement would be binding upon such transferee, and (d) Atlas agrees to sufficiently describe in a public announcement and on the DTC electronic trading system the terms and conditions of this Term Sheet, and the fact that it provides that transferees of the A Holders are subject to the provisions of this Term Sheet, such that any such transferee will have the opportunity to have become aware of such information. No person other than the parties hereto, the holders of A Certificates from time to time, and the Class A Trustee, the Subordination Agent and the Mortgagee shall have any rights hereunder or be entitled to rely on this Term Sheet, and all third-party beneficiary rights are hereby expressly disclaimed.

     13.  EFFECTIVENESS; COUNTERPARTS; PAYMENT OF ADVISORS.

          (a) This Term Sheet, any amendment hereof, and any of the Amendments contemplated herein shall become effective and binding on the parties hereto when counsel to the A Holders (i) shall have received from the A Holders signatory hereto notices acknowledging that they hold A Certificates evidencing their respective Fractional Undivided Interests in the Class A Trust in an aggregate amount of not less than $150,127,001 of the original face amount of such A Certificates, and shall have notified Atlas or its counsel in writing of such receipt, and (ii) shall have received from Atlas and each of the A Holders included in such written notice, a counterpart hereof signed by such party or a facsimile or other written confirmation (in form satisfactory to such counsel) that such party has signed a counterpart hereof. The parties agree to take A Holder Action to enter into definitive documents to effect the provisions of this Term Sheet. However it is hereby understood and agreed that (i) each A Holder's agreement to the terms of this Term Sheet is subject to such A Holder's satisfaction in its sole and absolute discretion with such definitive documents, (ii) each party's agreement to this Term Sheet is subject to and conditioned on any open issues (including matters that are to be resolved or determined to the reasonable satisfaction of the A Holders or which are required to be acceptable to the A Holders) being resolved to such party's sole and absolute satisfaction, (iii) nothing herein shall prevent any party from proposing or requiring, as a condition of its agreement to the Amendments, additional provisions not inconsistent with the provisions of this Term Sheet even though such additional provisions are not referred to in this Term Sheet, each party's agreement to this Term Sheet being subject to and conditioned on its being satisfied with the terms of any such additional provisions, and (iv) the A Holders shall have the right to terminate this Term Sheet upon the occurrence of any "Termination Event", as defined in the Forbearance Agreement. This Term Sheet shall be governed by the laws of the State of New York and may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. Except as expressly provided for herein, no modification, amendment or waiver of any provision of this Term Sheet shall be effective unless such modification, amendment or waiver is in writing and signed by Atlas and the holders from time to time of a majority in interest of the Fractional Undivided Interests of the A Certificates in the 1998 EETC Transaction.

          (b) Atlas shall continue to pay, as and when billed therefor (or for retainers with respect thereto), the reasonable fees and disbursements of the Committee Advisors in connection with the Program. Atlas shall also pay, as and when billed therefor (or for retainers with respect thereto), the reasonable fees and disbursements of the Class A Trustee, Subordination Agent and Mortgagee and their counsel with respect to the Program, the Amendments, the Forbearance Agreements, the events of default that have occurred under the EETC Documents and their review of the EETC Documents in connection therewith, and any other action taken or requested to be taken by any of such Persons in connection with any of the foregoing.

          (c) Any requirement herein that any matter be acceptable or satisfactory to the A Holders will be complied with if such matter is acceptable or satisfactory to (i) the holders of Fractional Undivided Interests aggregating a majority in interest in the Class A Trust or (ii) any advisor or designee of such majority in interest who is authorized by such majority in interest to make such determination.

     14.  TIME OF THE ESSENCE.

          TIME IS OF THE ESSENCE AS TO ALL PROVISIONS OF THIS TERM SHEET.




                  Dated this 12 day of September, 2003.

                                     ANNEX A

   Covenants and Amendments to Provide Protection for the Use and Depreciation of the Aircraft.

1. (a) Maintenance Contracts. The Company will establish engine maintenance contracts designed, together with the partial pre-payment of eight near-term airframe D-checks, to meet the following objectives for the EETC Aircraft and Engines as of the end of each calendar month:

          (i) half-time (50%) "Aggregate Maintenance Condition" for all of the Aircraft and Engines, taken as a whole and not individually, in each EETC Series; and

          (ii) 25% "Individual Engine Maintenance Condition" for each of the Engines.

(b) Engine Maintenance Accounts. Each of the Company's Engine Maintenance Contractors will establish and maintain record-keeping book-entry accounts (the "Accounts", which will be for record-keeping purposes only, and will not hold actual funds) for each of the Engines assigned to such Contractor. The Accounts will record the monthly payments for each Engine received by such Contractor from the Company pursuant to the Company's Engine Maintenance Contract with such Contractor, together with the cumulative balance for each Engine, net of any amounts previously applied to payment for such Engine's over-hauls completed or then in-progress.

(c) Monthly Payments: Commencing on November 15, 2003 and on the 15th day of each month thereafter, for each of the Engines the Company will make monthly payments to the applicable Engine Maintenance Contractor for the Account of each Engine. The monthly payment for each Engine will be determined by:

          The number of engine flight hours such Engine was operated during the previous calendar month in excess of the Remaining Engine Life Limits for such month as defined in Exhibit 1 - Monthly Payment Schedule (i.e. if such Engine had exceeded its Remaining Engine Life Limits prior to the beginning of such previous calendar month, the entire number of engine flight hours such Engine was operated during such previous calendar month; if such Engine did not exceed its Remaining Engine Life Limits prior to the beginning of such previous calendar month but did exceed its Remaining Engine Life Limits at the end of such previous calendar month, the number of engine flight hours by which such Engine exceeded its Remaining Engine Life Limits at the end of such previous calendar month)

          times

          the rate per engine flight hour (the "Rate") applicable to such Engine for such calendar month.

The Rate applicable to an Engine for any calendar month will be calculated as the engine overhaul cost (the "Cost") as specified under the Engine Maintenance Contract for the next over-haul of such Engine divided by the number of flights hours expected (the "Interval") until such next overhaul is required, which depends on the number of overhauls such Engine has already received.

(d) Monthly Payment Schedule: Exhibit 1 - Monthly Payment Schedule provides the basis for calculating monthly payments for any Engine for any calendar month.
Exhibit 1 is based on the assumption that the Company will receive FAA approval of an airframe D-check interval for the Aircraft of 6 years or 25,000 flight hours, and provides for different Rates for two alternative engine overhaul Costs of $1.75 million and $1.10 million. Part A of Monthly Payment Schedule 1 shows the Rate per engine flight hour under the alternative engine overhaul Cost assumptions for Engines that have previously received no overhauls, one overhaul, or two or more overhauls. Part B of Monthly Payment Schedule 1 shows the engine remaining life percentage limits (the "Limits") applicable to an Engine for any calendar month that trigger commencement of monthly payments for such Engine. Once an Engine reaches the Limit applicable for such Engine and EETC Series, the Company will, for such month and subsequent calendar months until such Engine exceeds the applicable Limit as of the beginning of any calendar month, pay an amount monthly for each such calendar month for such Engine equal to the number of engine hours that such Engine was operated during such calendar month times the Rate per engine flight hour then-applicable for such Engine.

Exhibit 1 will be revised by October 31, 2003 when the Company enters into legally binding agreements with one or more qualified Engine Maintenance Contractors, to reflect engine overhaul costs specified in these agreements.

--------------------------------------------------------------------------------
                       EXHIBIT 1: MONTHLY PAYMENT SCHEDULE
--------------------------------------------------------------------------------


                      Part A - Rate per Engine Flight Hour

Engine Overhaul Cost                     Engine Overhauls Already Performed
   ($million)                 None                One                    Two or More
$1.75                         $102.94             $125.00                $159.09
$1.10                         $64.71              $78.57                 $100.00


      Part B - Remaining Engine Life Limits that Trigger Monthly Payments


For Calendar Months                       Remaining Life with    Remaining Life with
commencing with:          EETC Series     $1.75 Overhaul Cost    $1.10 Overhaul Cost
Oct-03                        1998                25%                    25%
                              1999                25%                    25%
                              2000                60%                    25%

Jul-04                        1998                25%                    25%
                              1999                25%                    25%
                              2000                25%                    25%

Jul-05                        1998                50%                    25%
                              1999                25%                    25%
                              2000                25%                    25%

Jan-06                        1998                50%                    100%
                              1999                25%                    25%
                              2000                25%                    25%

Jul-06                        1998                30%                    100%
                              1999                25%                    25%
                              2000                25%                    25%

Jan-07                        1998                25%                    25%
                              1999                25%                    25%
                              2000                25%                    25%

Jul-07                        1998                25%                    100%
                              1999                75%                    75%
                              2000                75%                    75%

Jan-08                        1998                100%                   100%
                              1999                80%                    80%
                              2000                75%                    100%

Jul-08                        2000                25%                    25%


(e) Reporting: The Company will provide to the designated consultant for the A Holders, for each calendar month commencing with October 2003, a report ("Report") for each of the Engines indicating:

     o the engine flight hours that the Engine was operated during the calendar month;

     o the airframe or airframes on which the Engine operated during the calendar month;

     o the total flight hours since the Engine was new or since its latest shop visit;

     o any unexpected changes in the Engine's condition due to foreign object damage or other cause;

     o    any changes to the Engine's scheduled shop visits;

     o the Rate per flight hour applicable to such Engine for the calendar month;

     o amount of the monthly payment made for the Engine's Account for the calendar month's flight hours; and

     o the balance of the Engine's Account as of the end of the calendar month.

The Company will provide the Report of the previous month's activity no later than the fifteenth day of the next subsequent calendar month.

(f) Beginning December 31, 2005 and every two years thereafter the designated consultant for the A Holders will review the assumptions underlying the Maintenance Contracts to determine whether changes in those assumptions that have occurred, or are reasonably expected to occur, require changes to the remaining life limits and/or rate per flight hour amounts so that the objectives described in this Annex A can be met. Within 20 days of December 31, 2005 and subsequent two year review dates, the Company shall provide to the Consultant the maintenance conditions of the Engines and airframes and the variance of such conditions from the Objectives (the "Variance"), together with the engine over-haul costs pursuant to the then-applicable Contracts for the Engines and the contractor quotes or cost estimates for the next D-checks (including landing gear, if necessary) for the Airframes and the then-applicable values for the assumptions used in developing Annex A. If the Variance is more than 0.5% of the Time Remaining under either of the two Objectives or there are material differences for the future periods in such assumptions, then the Company will propose to the Consultant an increase or decrease in the monthly payments per engine flight hour under the then-applicable Contracts so as to eliminate such Variance over the next twelve (12) months, giving effect to the assumptions then applicable for future periods; provided that the Variance will be eliminated over a period longer than twelve (12) months, but not to exceed twenty-four (24) months, if such increase in payments per flight hour would have been more than 110% of the payments per flight hour applicable for the month ended December 31, 2005, or the months preceding subsequent two year reviews, as applicable.

2. Maintenance Definitions for Annex A: The following definitions will be used to measure the degree to which the Maintenance Contracts meet the objectives stated in Paragraph 1(a)(i) and (ii) of this Annex.

(a) "Aggregate Maintenance Condition": For each EETC Series, the "Aggregate Maintenance Condition" at any point in time will be calculated as the percentage result of the division of (w) the sum, for all of the Aircraft in such EETC Series, of (A) the Aggregate Engine Maintenance Value (as defined below) plus
(B) the Aggregate Airframe Maintenance Value (as defined below), divided by (x) the Maximum Aircraft Maintenance Value (as defined below) for all of the Aircraft in such EETC Series.

(b) "Individual Engine Maintenance Condition": For each Engine in a EETC Series, the "Individual Engine Maintenance Condition" at any point in time will be calculated as the percentage result of the division of (y) the Individual Engine Maintenance Value for such Engine, divided by (z) the Maximum Engine Maintenance Value (as defined below) for such Engine.

(c) Aggregate Engine Maintenance Value: At any point in time for an EETC Series, "Aggregate Engine Maintenance Value" is calculated as the sum of the Individual Engine Maintenance Values for each of the Engines in the Series.

(d) Individual Engine Maintenance Value: This is calculated as the value of the time remaining until the next over-haul for such Engine, with such value to be calculated for each Engine as:

     (i) the product of (1) the percentage that the total hours remaining until the next over-haul for such Engine then represents of the relevant interval between overhauls for such Engine, assuming an overhaul interval of 17,000 flight hours (or 20,000 flight hours if such engine is currently in excess of 17,000 hours since its last overhaul) for an Engine's first overhaul and 14,000 hours for its second overhaul (with an Engine undergoing overhaul deemed to be in half-time (50%) maintenance condition), multiplied by (2) the assumed Engine over-haul cost of $1.75 million per over-haul;

     LESS

     (ii) 10% of the excess, if any, of (x) the value calculated in paragraph
     (i) above, over (y) 50% of the Engine over-haul cost as determined in clause (2) of paragraph (i) above; and

     PLUS

     (iii) the aggregate value of all monthly flight-hour payments previously paid by the Company to the Engine Maintenance Contractor with respect each Engine since its last overhaul pursuant to the Engine Maintenance Contract with respect to such Engine; and

(e) Maximum Engine Maintenance Value: This is assumed to be $1.75 million per Engine at any time.

(f) Aggregate Airframe Maintenance Value: This is calculated as the sum of the Individual Airframe Maintenance Values for each of the Aircraft in an EETC Series.

(g) Individual Airframe Maintenance Value: For an individual Aircraft, this is calculated as the value of the time and/or cycles (whichever is limiting) remaining until the next airframe D-check for such Aircraft, with such value to be calculated for each Aircraft as:

     (i) the product of (1) the percentage that the total hours or cycles (whichever is limiting) remaining until the next D-check for such Airframe then represents of the then-applicable interval between D-checks for such Aircraft, assuming a D-check interval of 25,000 flight hours or 6 years (whichever is limiting) (with an Aircraft undergoing a D-check deemed to be in a half-time (50%) maintenance condition), multiplied by (2) the lower of the airframe D-check contract price applicable to such Aircraft or the assumed airframe D-check cost of $2.2 million for the Aircraft's first D-check or $5.0 million for the Aircraft's second D-check;

     LESS

     (ii) 25% of the excess, if any, of (x) the value calculated in paragraph
     (i) above, over (y) 50% of the airframe D-check cost as determined in clause (2) of paragraph (i) above;

     PLUS

     (iii) the aggregate value of all pre-payments paid by the Company to the Airframe Maintenance Contractor pursuant to the Airframe Maintenance Contract with respect to such Aircraft since its last D-check.

(h) the Maximum Aircraft Maintenance Value at any time for an Aircraft is the sum of (A) the sum of the maximum overhaul cost for its four originally-installed Engines, assumed to be $[1.75] million per Engine per over-haul, plus (B) the applicable D-check cost for such Airframe per paragraph
(g)(i)(2) above.